EXHIBIT

                                    PERSONS CONTROLLED BY
                                 OR UNDER COMMON CONTROL WITH
                                        THE REGISTRANT

Below is a list of all persons directly or indirectly controlled by or under common control with the Registrant and (i) the state of organization, (ii) the basis of control, and (iii) the principal business for each entity:

1.    ROBERT G. DAVIS (ATTORNEY-IN-FACT and Ultimate Controlling Person)

      Robert G. Davis was appointed Attorney-in-Fact and Ultimate Controlling Person on April 2, 2000.

1a. UNITED SERVICES AUTOMOBILE ASSOCIATION (Parent Company/Insurer/Holding Company) (A Reciprocal Interinsurance Exchange)

      The purpose of USAA is to provide insurance coverage (personal-line property and casualty policies only) for eligible "members." Essentially, eligibility for subscribership is limited to active, inactive and retired commissioned officers and warrant officers of the United States Army, Navy, Air Force, Marine Corps, Coast Guard, Reserves, National Guard and a limited group of other related personnel.

1b.   USAA  CORPORATE   ATTORNEY  IN  FACT,   INC.  (A  Delaware   non-insurance
      corporation)

      The purpose of USAA CORPORATE ATTORNEY IN FACT, INC. is to be the corporate attorney in fact of USAA Texas Lloyd's Company.

1c.   USAA TEXAS LLOYD'S COMPANY (A Texas Lloyd's Insurance Company)

      The purpose of this company is to provide property and liability insurance coverage to Texas residents who are not eligible for insurance in USAA CIC.

2. USAA LIFE INSURANCE COMPANY (Wholly-owned subsidiary of United Services Automobile Association)

      The company was initially organized to provide members of United Services Automobile Association and dependents of such members with complete life insurance products and services. The purpose of this company was expanded in 1981 to make available complete life insurance services and products to the general public.

3. USAA LIFE GENERAL AGENCY, INC. (Wholly-owned subsidiary of USAA Life Insurance Company)

      A Colorado corporation organized to act as a general insurance agency for life and health products offered by non-USAA companies. The products offered by this company are available to the general public.

4. USAA LIFE INSURANCE COMPANY OF NEW YORK (Wholly-owned subsidiary of USAA Life Insurance Company)

      This company was organized to provide life insurance and annuity products to residents of New York.

5. USAA GENERAL INDEMNITY COMPANY (Wholly-owned subsidiary of United Services Automobile Association)

      The primary purpose of this company is to provide nonstandard automobile insurance to certain risks eligible for insurance in USAA or USAA CIC.

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6.    USAA  CASUALTY  INSURANCE  COMPANY  (Wholly-owned   subsidiary  of  United
      Services Automobile Association)

      The purpose of this company is to provide personal lines insurance coverage to former dependents of USAA members, current and former enlisted military personnel, and certain employees of designated federal agencies associated with national defense.

7.    USAA COUNTY MUTUAL INSURANCE COMPANY
      (Wholly-owned subsidiary of United Services Automobile Association)

      The purpose of this company is to provide auto insurance to certain individuals eligible for insurance in USAA and USAA CIC in Texas.

8.    USAA GENERAL AGENCY, INC.
      (Wholly-owned subsidiary of United Services Automobile Association)

      This company was organized as a subsidiary of United Services Automobile Association to act as a managing general insurance agency for flood insurance offered through the National Flood Insurance Program.

9.    USAA INSURANCE AGENCY, INC.  (California)
      (Wholly-owned subsidiary of USAA General Agency, Inc.)

      This company provides insurance coverage to USAA members and associate members for selected coverages not offered by USAA.

10.   USAA INSURANCE AGENCY, INC.  (Florida)
      (Wholly-owned subsidiary of USAA General Agency, Inc.)

      A Florida corporation organized to provide insurance coverage to USAA members and associate members for selected coverages not offered by USAA.

11.   USAA INSURANCE AGENCY, INC.  (Massachusetts)
      (Wholly-owned subsidiary of USAA General Agency, Inc.)

      A Massachusetts corporation organized to provide insurance coverage to USAA members and associate members for selected coverages not offered by USAA.

12.   USAA INSURANCE AGENCY, INC.  (Texas)
      (Wholly-owned subsidiary of United Services Automobile Association)

      A Texas corporation organized to provide insurance coverage to USAA members and associate members for selected coverages not offered by USAA.

13.   USAA LIMITED
      (Wholly-owned subsidiary of United Services Automobile Association)

      The primary purpose of the company is to provide members of United Services Automobile Association who are situated in the European Union with personal lines insurance coverages.

14.   USAA FUNDING COMPANY
      (Wholly-owned subsidiary of United Services Automobile Association)

      This company was initially and primarily organized to facilitate the acquisition of preferred stock issued by USAA insurance companies.

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15.   USAA PROPERTY HOLDINGS, INC.
      (Wholly-owned subsidiary of United Services Automobile Association)

      This company was formed to invest in certain real estate limited partnerships the assets of which are comprised of housing units which qualify for significant federal tax credits.

16.   CAPITAL MANAGEMENT COMPANY
      (Wholly-owned   indirect   subsidiary   of  United   Services   Automobile
      Association)

      This company serves as a unitary savings and loan holding company of USAA Federal Savings Bank.

17.   USAA ALLIANCE SERVICES COMPANY
      (Wholly-owned subsidiary of United Services Automobile Association)

      This company was organized to engage in the business of wholesale and retail sales of goods and to provide consumer-oriented and travel agency services to customers, subscribers and the general public.

18.   USAA MERCHANDISE SERVICES COMPANY
      (Wholly-owned subsidiary of USAA Alliance Services Company)

      This company was organized to act as a corporate General Partner for USAA Alliances Services Company.

19.   USAA ALLIANCE SERVICES, L.P.

      This partnership was organized to provide travel and discount buying services through a limited partnership structure.

      USAA owns 99% of the Partnership as a Limited Partner with the remaining 1% owned by USAA Alliance Services Company as General Partner.

*20.  THE USAA EDUCATIONAL FOUNDATION

      The USAA Educational Foundation is a not-for-profit Texas corporation which funds selected informational and educational payments.

*21.  THE USAA FOUNDATION, A CHARITABLE TRUST

      The USAA Foundation is a Trust organized by USAA for charitable giving purposes.

*22.  USAA GROUP POLITICAL ACTION COMMITTEE
      (Political Action Committee of United Services Automobile Association)

      The USAA Political Action Committee is an unincorporated association of USAA officers and senior management which is organized under Federal and Texas laws.

*23.  USAA GROUP MEDICAL AND DENTAL AND LONG-TERM DISABILITY PLAN
      (USAA Employee Benefits Association)

      This employee benefit association was organized for the purpose of providing medical and dental benefits for active and retired USAA employees and Long-Term Disability Benefits to disabled employees.

*24.  USAA SAVINGS AND INVESTMENT PLAN

      This is a defined benefit plan formed in accordance with applicable federal law by the USAA Board of Directors, for the benefits of USAA, its affiliates and subsidiaries.

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*25.  USAA PENSION PLAN

      This is a defined benefit plan formed in accordance with applicable federal law by the USAA Board of Directors, for the benefit of USAA, its affiliates and subsidiaries.

 26.  USAA INFORMATION TECHNOLOGY COMPANY
      (Wholly-owned subsidiary of United Services Automobile Association)

      The purpose of this corporation is to provide certain information technology services to the USAA group of companies.

27.   USAA CAPITAL CORPORATION
      (Wholly-owned subsidiary of United Services Automobile Association)

      This company is a general purpose financing company for USAA, its subsidiaries and affiliates and is organized as a Delaware corporation. It also acts as a holding company for all USAA non-insurance companies (except USAA Funding Company an USAA Property Holdings, Inc.) and therefore with respect to the banking entities serves as a unitary savings and loan holding company.

* NOT AN AFFILIATE FOR PURPOSES OF THE INSURANCE HOLDING COMPANY SYSTEM REGULATORY ACT.

28.   USAA FINANCIAL SERVICES CORPORATION
      (Wholly-owned subsidiary of USAA Capital Corporation)

      Incorporated under the Utah Revised Business Corporation Act and licensed as a Utah Industrial Loan Company.

29.   HTO, INC. (MERGED 12/02)
      (A Wholly-owned subsidiary of USAA Capital Corporation)

      This company was organized for ownership of certain real property and mineral assets in the La Cantera Development and other legally permissible corporate activities.

30.   INSTITUTIONAL REALTY INVESTORS, INC. (DISSOLVED 09/02)
      (Wholly-owned subsidiary of USAA Capital Corporation)

      The purpose of this company is to acquire a geographically diverse portfolio consisting primarily of industrial properties located in major metropolitan markets in the United States. The corporation will offer shares of the common stock of the company primarily to tax-qualified "employee pension benefit plans" covered by Title I of ERISA.

31.   USAA CAPITAL DEVELOPMENT, INC.
      (Wholly-owned subsidiary of USAA Capital Corporation).

      This company was formed to engage in real estate investment, management and other legally permissible corporate activities.

32.   USAA FINANCIAL PLANNING NETWORK, INC.
      (DBA: USAA FINANCIAL PLANNING SERVICES, INC.)
      (Wholly-owned subsidiary of USAA Capital Corporation)

      The company was organized to engage in the business of providing personalized financial planning services to the general public.

33.   USAA INVESTMENT CORPORATION
      (Wholly-owned subsidiary of USAA Capital Corporation)

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      This company serves as a holding  company for USAA  Investment  Management
      Company and USAA Transfer Agency Company.

34.   USAA LOAN COMPANY, INC.
      (Wholly-owned subsidiary of USAA Capital Corporation)

      The company's purpose is to engage in the purchase, acquisition and sale of consumer loans on behalf of the USAA group of companies.

35.   USAA INVESTMENT MANAGEMENT COMPANY
      (Wholly-owned subsidiary of USAA Investment Corporation)

      This company serves as the financial manager and investment advisor of the certain mutual funds and as the exclusive underwriter and distributor of their shares. It carries out the investment policies of the mutual funds, manages their portfolios, markets their shares and provides certain administrative services.

      This company also provides investment management and advisory services for the benefit of United Services Automobile Association and its affiliated companies. This company serves as broker-dealer for investment instruments (common stock, preferred stock and corporate bonds) of publicly traded corporations offered on major stock exchanges and offers discount brokerage services.

36.   USAA TRANSFER AGENCY COMPANY
      (DBA: USAA SHAREHOLDER ACCOUNT SERVICES)
      (Wholly-owned subsidiary of USAA Investment Corporation)

      This company engages in the business of facilitating the prompt and accurate clearance and settlement of securities transactions, to safeguard funds and securities in its custody or control or for which it is responsible in compliance with the provisions of the Securities and Exchange Act of 1934, Section 17A.

37.   USAA TRACO SERVICE, GmbH, Inc.
      (80% owned by USAA Investment Management Co. - 20% owned by USAA Transfer Agency Co.)

      No current corporate operations.

38.   USAA FEDERAL SAVINGS BANK
      (Wholly-owned subsidiary of USAA Capital Corporation)

      This company was organized to offer personal banking services to the general public.

39.   USAA RELOCATION SERVICES, INC.
      (Wholly-owned subsidiary of USAA Federal Savings Bank)

      The purpose of the corporation is to provide nationwide counseling services for customers contemplating moving and the sale or purchase of a home, through its association with PHH Destination Services, the industry leader in relocation services.

40.   USAA SAVINGS BANK
      (Wholly-owned subsidiary of USAA Federal Savings Bank)

      Organized to engage in the activities of a Nevada chartered thrift company.

41.   USAA FINANCIAL ADMINISTRATION COMPANY

      FAC acts as the General Partner of USAA Financial Partners Limited, L.P., a limited partnership established to enable USAA Federal Savings Bank to continue to maintain low cost funding sources, diversify its funding

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      sources,  manage  interest rate risk and more  efficiently  manage tax and other liabilities associated with its credit card business.

      USAA Federal Savings Bank owns 100% of the Class A Common (voting) Stock of the company; USAA owns 100% of the Class B Common (nonvoting) Stock.

42.   CAPITAL FINANCIAL RESOURCES COMPANY

      CFRC acts as the Limited Partner of USAA Financial Partners Limited, L.P., a limited partnership established to enable USAA Federal Savings Bank to continue to maintain low cost funding sources, diversify its funding sources, manage interest rate risk and more efficiently manage tax and other liabilities associated with its credit card business.

      USAA Federal Savings Bank owns 100% of the Class A Common (voting) Stock of the company; USAA owns 100% of the Class B Common (nonvoting) Stock.

43.   USAA FINANCIAL PARTNERS LIMITED, L.P.

      The Partnership was established to enable USAA Federal Savings Bank to continue to maintain low cost funding sources, diversify its funding sources, manage interest rate risk and more efficiently manage tax and other liabilities associated with its credit card business.

      USAA Financial Administration Company owns 1% of the partnership as General Partner. Capital Financial Resources Company owns 99% as Limited Partner.

44.   LA CANTERA DEVELOPMENT COMPANY
      (Wholly-owned subsidiary of USAA Capital Corporation)

      This company was formed to develop or sell land in northwest San Antonio, Texas.

45.   LA CANTERA GROUP, Limited Partnership (DISSOLVED 12/02)

      The purpose of the Partnership is to acquire own hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with certain real property located in San Antonio, Bexar County, Texas.

      La Cantera Development Company, a subsidiary of USAA Capital Corporation owns 51% of the Partnership with the remaining 49% owned by La Cantera Innovations, Inc. a subsidiary of La Cantera Development Company.

46.   FIESTA TEXAS THEME PARK, LTD. (DISSOLVED 12/02)

      The purpose of the Partnership is to acquire, own, hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with a parcel of real property containing approximately 180.969 acres and located in San Antonio, Bexar County, Texas, and to operate the theme park constructed on said parcel of property.

      La Cantera Group, Limited. owns 85.89% of the Partnership as General Partner, with the remaining 14.11% owned La Cantera Innovations, Inc.

47.   LA CANTERA PROPERTIES, INC. (MERGED 12/02)
      (Wholly-owned subsidiary of La Cantera Development Company)

      The company was organized for the purpose of acquiring, developing, owning, managing, and/or disposing of real estate.

48.   LA CANTERA HOSPITALITY, INC. (MERGED 12/02)

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      (A Wholly-owned subsidiary of La Cantera Development Company)

      This company was organized to develop and own a hotel, resort and golf course.

49.   LA CANTERA RESORT, LTD. (DISSOLVED 12/02)

      The purpose of the Partnership is to acquire, develop, own, and operate a resort property located in Bexar County, Texas.

      La Cantera Hospitality, Inc. owns 93% of the Partnership as a Limited Partner. La Cantera Innovations, Inc. owns the remaining 7% as General Partner.

*50.  LCWW PARTNERS JOINT VENTURE

      The purpose of this joint venture is to acquire, develop, own and operate a resort property in Bexar County, Texas.

      La Cantera Resort, Ltd. Owns 76.67% as the Managing Venturer of this joint venture, with the remaining portion owned by a non-affiliated entity as Venturer. Although La Cantera Resort, Ltd. owns a larger percentage of the venture, the two Venturers have an equal vote in the management of the venture, therefore La Cantera Resort, Ltd. does not "control" the venture

51.   USAA REAL ESTATE COMPANY
      (Wholly-owned subsidiary of USAA Capital Corporation)

      This company was organized to engage in the business of acquisition, development, ownership and sale of land, real estate and other property or securities by purchase, lease or otherwise. The purpose of the company has expanded to make a wide variety of real estate/financial services to its affiliates, subsidiaries, and the general public.

52.   USAA REAL ESTATE DEVELOPMENT COMPANY
      (Wholly-owned subsidiary of USAA Real Estate Company)

      This company was organized to engage in the development of various real estate projects including, but not limited to, the Retirement Community Project.

53.   USAA REAL ESTATE MANAGEMENT COMPANY
      (Wholly-owned subsidiary of USAA Real Estate Company)

      This company was organized to provide management services for properties owned by USAA Real Estate Development Company.

54.   QUORUM REAL ESTATE SERVICES CORPORATION
      (DBA: USAA REALTY COMPANY)
      (Wholly-owned subsidiary of USAA Real Estate Company)

      This company was organized for the purpose of managing USAA-owned real estate in Florida and the Southeast.

55.   USAA PROPERTIES FUND, INC. (MERGED 08/02)
      (Wholly-owned subsidiary of USAA Real Estate Company)

      This  company was  organized  to serve as General  Partner of various real
      estate  limited   partnerships   involving   United  Services   Automobile
      Association.

* NOT AN AFFILIATE FOR PURPOSES OF THE INSURANCE HOLDING COMPANY SYSTEM REGULATORY ACT

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56.   USAA PROPERTIES II, INC.
      (Wholly-owned subsidiary of USAA Real Estate Company)

      This  company was  organized  to serve as General  Partner of various real
      estate  limited   partnerships   involving   United  Services   Automobile
      Association.

57.   LA PAZ, INC. (MERGED 12/02)
      (Wholly-owned subsidiary of USAA Real Estate Company)

      This company was organized for the purpose of owning and managing an office building complex.

58.   USAA REAL ESTATE EQUITIES REIT
      (Subsidiary of USAA Real Estate Company)

      This company was organized as a real estate investment trust (REIT). USAA Real Estate Company owns 82% of the Corporation with the remaining 18% held by numerous non-affiliated shareholders.

59.   USAA EQUITY ADVISORS, INC.
      (Wholly-owned subsidiary of USAA Real Estate Company)

      This company was organized to provide advisory services to USAA Real Estate Equities REIT

60.   ALHAMBRA GABLES ONE, INC.
      (Wholly-owned subsidiary of USAA Real Estate Company)

      This company was formed for the purpose of acquiring certain property in Florida.

61.   L.A. WILSHIRE ONE, INC.
      (Wholly-owned subsidiary of USAA Real Estate Company)

      This company was organized for the purpose of acquiring certain property in California.

62.   USAA REAL ESTATE MID-WEST, INC. (MERGED 12/02)
      (Wholly-owned subsidiary of USAA Real Estate Company)

      This company was organized for the purpose of acquiring ,developing, owning, managing, and/or disposing of real estate.

63.   LAS COLINAS MANAGEMENT COMPANY (MERGED 12/02)
      (Wholly-owned subsidiary of USAA Real Estate Company)

      The principal purpose of the company is to acquire, develop, manage and operate real estate.

64.   USAA INCOME PROPERTIES LIMITED PARTNERSHIP

      The purpose of the Partnership is to invest in, acquire, construct, develop, improve, hold, maintain, manage, operate, lease, sell, dispose of certain properties and otherwise deal with real estate, real estate improvements or interests in real estate and real estate improvements, and to engage in any and all activities related or incidental thereto.

      USAA Properties Fund, Inc., a subsidiary of USAA Real Estate Company is the General Partner of this Limited Partnership.

65.   USAA STRATUM EXECUTIVE CENTER JOINT VENTURE

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      The  purpose of the Joint  Venture is to develop  land  situated in Travis
      County, Texas, said tract being more particularly described as being all of Lot 1, Hermosa Office Park P.U.D., a subdivision in the City of Austin.

      USAA Real Estate Company owns 70% of the Joint Venture with the remaining 30% owned by USAA Real Estate Development Company.

66.   USGC JOINT VENTURE

      The purpose of the Joint Venture is to acquire, own, finance, lease, operate and otherwise deal with Windsor IX and to acquire, own, finance, lease, operate and otherwise deal with Windsor X following the contribution of the Owners' equity interests in Windsor X to the Joint Venture.

      USAA Real Estate Company owns 70% of the Joint Venture with the remaining 30% owned by Land Resources, Inc.

67.   USAA REAL ESTATE LIMITED PARTNERSHIP

      The purpose of the Partnership is (i) to acquire, own, hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with certain real estate property, (ii) sell all or any portion of certain real estate property to buyers, including Affiliates or any Partner, and
      (iii) conduct such other activities as may be necessary, advisable, convenient or appropriate to promote or conduct the business of the Partnership.

68.   CHELMSFORD ASSOCIATES, LLC

      The purpose of this limited liability company is to acquire an interest in, construct, develop, improve, maintain and operate the property and in connection with or incidental to the accomplishment of said purpose to enter into any kind of activity and to perform and carry out contracts.

      American Industrial Properties REIT owns 55.84% of the company with the remaining 44.16% owned by USAA Real Estate Company.

69.   COLUMBUS CENTER ASSOCIATES, LTD.
      (formerly BPG/STRADLER ASSOCIATES, LTD.)

      The purpose of the Partnership is to invest in, hold, own, operate, maintain, improve, develop, sell, exchange, lease, and otherwise use certain property or direct or indirect interests therein, for profit and as an investment.

      Alhambra Gables One, Inc. a wholly-owned subsidiary of USAA Real Estate Company is the General Partner of this Florida Limited Partnership.

70.   5055 WILSHIRE LIMITED PARTNERSHIP

      The purpose of the Partnership is to develop, construct, own, hold, manage, operate, rent, maintain and repair and otherwise deal with the improvements and project land and to own, hold, manage and operate protect, preserve and enhance the value of additional land.

      The Partnership consists of the following ownership percentages: USAA Real Estate Company 94%; USAA Properties II, Inc. 1.6% and the remaining .4% owned by L.A. Wilshire One, Inc., subsidiaries of USAA Real Estate Company.

71.   CORAL GABLES ASSOCIATES

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      The purpose of the Partnership is to acquire, own, hold, develop,  rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with that certain parcel of real property located in the city of Coral Gales, Dade County, Florida.

      Columbus Center Associates, Ltd. (Managing Partner) owns 50% of the Partnership with the other 50% being owned by International Business Machines Corporation.

72.   WEST CHICAGO INDUSTRIAL, LTD. (MERGED 12/02)

      The purpose of the Partnership is to acquire, own, hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with that certain parcel of real property located in Chicago, Du Page County, Illinois.

      La Paz, Inc., owns 99% of the Partnership with the remaining 1% owned by USAA Real Estate Midwest, Inc.

73.   LAS COLINAS - USAA LIMITED PARTNERSHIP

      The Partnership was organized to manage a resort complex and to develop a large tract of land and the surrounding area in Irving, Texas.

      United Services Automobile Association owns 91% of the Partnership, with the remaining 9% owned by Las Colinas Management Company as General Partner.

74.   PRIME REAL ESTATE EQUITIES I, L.P.

      The purpose of the partnership is to acquire, own, develop, lease, operate, manage, finance and hold for investment, office or industrial property.

      Prime Real Estate Equities I, L. P. is composed of USAA Real Estate Equities, Inc. with a 0.1% general partnership interest and National Equities, L. L. C. with a 0.1% general partnership interest; USAA Real Estate Equities, Inc. with an 38.7% limited partnership interest, U. S. Property Fund GmbH & Co., KG with a 57.5% limited partnership interest and USAA Real Estate Company with a 3.6% limited partnership interest.

75.   PRIME REAL ESTATE EQUITIES II, L.P.

      The purpose of the partnership is to acquire, own, develop, lease, operate, manage, finance and hold for investment, office or industrial property.

      Prime Real Estate Equities II, L. P. is composed of USAA Real Estate Equities, Inc. with a 0.1% general partnership interest and National Equities, L. L. C. with a 0.1% general partnership interest; USAA Real Estate Equities, Inc. with an 38.7% limited partnership interest, U. S. Property Fund GmbH & Co., KG with a 57.5% limited partnership interest and USAA Real Estate Company with a 3.6% limited partnership interest.

76.   SAN DIEGO EQUITIES REIT I

      The purpose of this trust is to acquire, own, lease, operate, manage, finance and hold for investment, office property.

      San Diego Equities REIT I is composed of USAA Real Estate Company with a 49.942% ownership interest, SITQ BST-REIT I, L.P. with a 49.921% ownership interest and 125 outside investors with a .137% ownership.

77.   WASHINGTON REAL ESTATE EQUITIES REIT I

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      The  purpose of this trust is to acquire,  own,  lease,  operate,  manage, finance and hold for investment, office property.

      Washington Real Estate Equities REIT I is composed of USAA Real Estate Company with a 49.883% ownership interest, SITQ BST-REIT I with a 49.863% ownership interest and 125 outside investors with a .254% ownership interest.

78.   LCMC PARKING LOT L.P.

      The purpose of this partnership is to maintain a parking lot for excess parking for the hotel and golf tournaments.

      LCMC Parking Lot L.P. is composed of Las Colinas Management Co. with a 1% ownership interest, Las Colinas-USAA Limited Partnership with a 49% ownership interest and Salesmanship Club of Dallas with a 50% ownership interest.

79.   HOUSTON EQUITIES REIT I

      The purpose of this trust is to acquire, own, lease, operate, manage, finance and hold for investment, office property.

      Houston   Equities  REIT  I  is  composed  of  USAA  Real  Estate  Limited
      Partnership with a 50.01% ownership interest and SITQ BST-REIT I with a 49.99% ownership interest.

80.   TAMPA EQUITIES REIT I

      The purpose of this trust is to acquire, own, lease, operate, manage, finance and hold for investment, office property.

      Tampa Equities REIT I is composed of USAA Real Estate Company with a 49.872% ownership interest, SITQ BST-REIT L.P. with a 49.845% ownership interest and 125 outside investors with a .283% ownership interest.

81.   1001 MCKINNEY VENTURE L.P.

      The purpose of this partnership is to acquire, own, lease, operate, manage, finance and hold for investment, office property.

      1001 McKinney Venture L.P. is composed of Houston Equities REIT I with a 75% ownership interest and 1001 McKinney L.P. with a 25% ownership interest.

82.   MLDC, L.P.

      The purpose of this partnership is to develop property to lease, operate, manage, finance and hold for investment and office property.

      MLDC, L.P. is composed of USAA Real Estate Company with a 79% ownership interest and Newcastle Distribution Center, LLC with a 21% ownership interest.

83.   USAA INSTITUTIONAL REAL ESTATE EQUITIES L.P.

      The purpose of this partnership is to acquire, own, lease, operate, manage, finance and hold for investment, office property.

      USAA Institutional Real Estate Equities L.P. is composed of USAA Real Estate Company as General Partner with a .1% ownership interest, USAA Real Estate Company as a Limited Partner with a 29.9% ownership interest and

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      Utah State Retirement Office with a 70% ownership interest.

84.   225 WEST WASHINGTON L.L.C.

      The purpose of this limited liability company is to acquire, own, lease, operate, manage, finance and hold for investment, office property.

      225 West Washington L.L.C. is composed of USAA Real Estate Limited Partnership with a 50% ownership interest and Tennessee Consolidated Retirement System with a 50% ownership interest.

85.   US INDUSTRIAL REIT

      The purpose of this trust is to acquire, lease, operate, manage, finance and hold for investment industrial property.

      US Industrial REIT is owned 100% by USAA Real Estate Limited Partnership.

86.   COMMERCE CENTER PARK I, L.L.C.

      The purpose of this limited liability company is to acquire, lease, operate, manage, finance and hold for investment, industrial property in University Park, Illinois.

      Commerce Center Park I, L.L.C. is owned 100% by USAA Real Estate Limited Partnership.

87.   COBALT CAPITAL PARTNERS, L.P.

      The purpose of this limited partnership to acquire, lease, operate, manage, finance and hold for investment, industrial property.

      Cobalt Capital  Partners,  L.P. is composed of Cobalt Capital  Management,
      L.P.  with  a  20%  ownership   interest  and  USAA  Real  Estate  Limited
      Partnership with an 80% ownership interest.

88.   COBALT INDUSTRIAL PARTNERS, L.P.

      The purpose of this limited partnership is to acquire, lease, operate, manage, finance and hold for investment, industrial property.

      Cobalt Industrial Partners, L.P. is composed of USAA Real Estate Limited Partnership with a 98.2% ownership interest, Cobalt Capital Partners, L.P. with a 1% ownership interest and Friedland Family Partners with a .08% ownership interest.

89.   USAA LIFE INVESTMENT TRUST
      Mutual fund underlying Separate Account of USAA Life funding variable annuity insurance product, and organized as a Delaware business trust.

      USAA Life Insurance Company, either directly or through the Separate Account of USAA Life Insurance Company, currently owns a majority of certain series of shares issued by the Registrant.

      The  Registrant's   audited  financial   statements  are  incorporated  by
      reference into Part B of the Registrant's Form N-1A Registration Statement ("Registration Statement").

      No financial statements of any other company listed above are filed with the Registrant's Statement, as they are not required to be so filed.

90. SEPARATE ACCOUNT OF USAA LIFE INSURANCE COMPANY (REGISTRANT) Investment account organized under the laws of the State of Texas.

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      USAA Life Insurance Company is the depositor.

91. LIFE INSURANCE SEPARATE ACCOUNT OF USAA LIFE INSURANCE COMPANY Investment account organized under the laws of the State of Texas.

      USAA Life Insurance Company is the depositor.






* Not an affiliate for purposes of the Insurance Holding Company System Regulatory Act




92043v7-N4


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